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                                                                   EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT


        AGREEMENT dated as of May 29, 1998 between SPACE APPLICATIONS CORPORATION ("Employer") and STANLEY Y.H. HEE ("Employee").


                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, Employer has been acquired in a reverse triangular merger transaction by Steven Myers & Associates, Inc. ("SM&A");

        WHEREAS, Employee was the Chief Executive Officer and a major shareholder of Employer immediately prior to such acquisition;

        WHEREAS, Employer desires to retain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:


1.      Employment.

        The Employer hereby employs Employee, and Employee hereby agrees to serve, as Executive Transition Advisor or in such other comparable executive position as shall be assigned to Employee by Employer's Board of Directors, for the period hereinafter defined. Employee agrees to perform services related to the transition consistent with such office concerning the Acquisition and as shall from time to time be assigned to Employee by Employer's Board of Directors relating to such transition and, in the absence of such assignment, such services customary to such office as are necessary to the operations of Employer. The employment hereunder is not contemplated to be full time, but on an as needed basis to assist with the transition of Employer within the SM&A organization.


2.      Term of Employment.

        The employment hereunder shall be for the period (the "Term of Employment") which shall commence on the date hereof and shall end on the first anniversary of the date set forth above, unless earlier terminated (a) upon death of Employee, (b) at the option of Employer, upon 20 days' prior written notice to Employee, in the event of the inability of Employee to perform his duties hereunder, whether by reason of injury (physical or mental), illness or otherwise, incapacitating Employee for a continuous period exceeding 180 days of
(c) upon the discharge of Employee by the Board of Directors of Employer for "cause" as defined herein. For purposes of this Agreement, an event or occurrence constituting "cause" shall mean:

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                    (i) Employee's willful failure or refusal after notice
        thereof, to perform specific directives of the Board of Directors of Employer, when such directives are consistent with the scope and nature of Employee's duties and responsibilities as set forth in Section 1 hereof;

                   (ii) Dishonesty of Employee materially and adversely affecting Employer;

                  (iii) Drunkenness or use of drugs which interferes with the performance of Employee's duties and responsibilities under this Agreement, continuing after warning;

                   (iv) Employee's conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation;

                    (v) Any gross or willful conduct of Employee resulting in substantial loss of Employer, substantial damage to Employer's reputation or theft or defalcation from Employer;

                   (vi) Gross incompetence on the part of Employee in the performance of the duties and responsibilities under this Agreement; and

                  (vii) Any material breach (not covered by any of the clauses
        (i) through (vi)) of any of the provisions of this Agreement if such breach is not cured within 10 days after written notice thereof to Employee by Employer or, if not curable within 10 days, if Employee has taken material steps to cure within such 10 day period and such cure occurs within 30 days of such breach.

        In addition, upon the expiration of the Term of Employment, Employer shall have the option, in its sole and absolute discretion, to retain Employee as a consultant to Employee for an additional one year period, on terms and conditions to be agreed upon by the parties at such time. Employee has no duty or obligation to mitigate damages and no sums earned by Employee from other employment shall offset the obligation of Employer hereunder.


3.      Compensation.

        (a) Base Salary. As compensation for services hereunder and in consideration of his agreement not to compete as set forth in Section 4, during the Term of Employment Employer shall pay Employee an annual salary of $150,000 which shall be payable in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer.

        (b) Other Benefits. The fringe benefits, perquisites, and other benefits of employment enjoyed by Employee during the year prior to the execution of this Agreement will continue during the Term of Employment.


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        (c) Payment Upon Early Termination. In the event of early termination of employment for any reason specified in Section 2(a), (b) or (c) hereof, Employer shall no longer be obligated to make any salary payments of any kind whatsoever to Employee or Employee's estate. However, any salary payments earned but not yet made shall be made by Employer to Employee or Employee's estate. Upon and after termination of employment for whatever reason specified in Section 2 hereof, Employee shall be entitled to such benefits other than salary payments to which Employee has become entitled under the terms of any plan or program referred to in this Section 3.


4.      Covenant Not to Compete; Intellectual Property; Confidentiality.

        (a) Covenant Not to Compete. During the Term of Employment and for one year thereafter, Employee will not, within any jurisdiction in which Employer or any of its affiliates is duly qualified to do business, or within any marketing area in which Employer or any of its affiliates is doing business, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business in the area of "competitive procurements", such being the business currently conducted by Space Applications Corporation as of the date of this Agreement. For these purposes, Employee's ownership of securities of public company not in excess of 1% of any class of such securities shall not be considered to be competition with Employer.

        For a period of twelve (12) months after termination of Employee's employment with Employer, Employee agrees to refrain from interfering with the employment relationship between Employer and its other employees by soliciting any of such individuals to participate in independent business ventures and agrees to refrain from soliciting business from any client or prospective client of Employer for Employee's benefit or for any entity in which Employee has an interest or is employed.

        It is the desire and intent of the parties that the provisions of this
Section 4(a) shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Section 4(a) shall be adjudicated to be invalid or unenforceable, this Section 4(a) shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this Section 4(a) in the particular jurisdiction in which such adjudication is made.

        (b) Intellectual Property. During the Term of Employment, Employee will disclose to Employer all ideas, inventions and business plans developed by Employee during such period which relate directly or indirectly to the business of Employer or affiliates, including without limitation any process, operation, product or improvement which may be patentable or copyrightable. Employee agrees that such will be the property of Employer and that Employee will at Employer's request and cost do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to Employer.


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        (c) Confidentiality. Employee agrees that Employee will not divulge to anyone (other than Employer or any persons employed or designated by Employer) any knowledge or information of any type whatsoever of a confidential nature relating to the business of Employer or any of its subsidiaries or affiliates, including without limitation all types of trade secrets (unless readily ascertainable from public or published information or trade sources). Employee further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without the prior written consent of Employer unless required by law.


5.      Reimbursement of Expenses.

        Employee shall be entitled to be reimbursed for reasonable travel and other expenses incurred in connection with Employee's services to Employer pursuant to and during the term of this Agreement upon a basis consistent with the policies of the Company, including, without limitation, commute expenses to the Newport Beach offices of Employer's parent, Steven Myers & Associates, Inc. from Employee's residence within Southern California.


6.      Breach By Employee.

        Both parties recognize that the services to be rendered under this Agreement by Employee are special, unique and extraordinary in character, and that in the event of the breach by Employee of the terms and conditions of this Agreement to be performed by Employee, or in the event Employee performs services for any person, firm, corporation or other entity engaged in a competing line of business with Employer, the Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Employee, or to enjoin Employee from performing services for any such other person, firm, corporation or other entity. No breach by or termination of Employee hereunder shall affect Employee's rights under any agreement respecting the merger referred to in the introduction to this Agreement.


7.      Assignment.

        This Agreement is a personal contract and, except as specifically set forth herein, the rights and interests of Employee herein may not be sold, transferred, assigned, pledged or hypothecated. The rights and obligations of Employer hereunder shall be binding upon and run in favor of the successors and assigns of Employer provided that Employer not assign this Agreement without Employee's written consent. In the event of any attempted assignment or transfer of rights hereunder by Employee contrary to the provisions hereof, Employer shall have no further liability for payments hereunder.


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8.      Governing Law; Captions.

        This Agreement contains the entire agreement between the parties and shall be governed by the law of the State of California. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought, and consented to in writing by each of the parties hereto. Section headings are for convenience of reference only and shall not be considered a part of this Agreement.


9.      Prior Employment Agreements.

        This Agreement supersedes and terminates all prior agreements between the parties relating to the subject matter herein addressed including that certain Employment Agreement by and between Employer and Employee dated _________ which, as of the date hereof, is of no further force or effect.


10.     Notices.

        Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person or sent by telex, telecopy or by registered or certified mail, postage prepaid, in the case of Employee, addressed as follows:

Stanley Y.H. Hee

_________________

_________________

with a copy to:

Rosenfeld, Meyer & Susman, LLP
9601 Wilshire Blvd, 4th Floor
Beverly Hills, CA 90210
Attn:  David D. Wexler, Esq.

and,

in the case of Employer, addressed to it as follows:

Space Applications Corporation
c/o Steven Myers & Associates, Inc.,
4695 MacArthur Boulevard, Eighth Floor
Newport Beach, California  92660
Attention: Chief Operating Officer

with a copy to:

Rutan & Tucker
611 Anton Boulevard, 14th Floor
Costa Mesa, California  92626
Attention:  Thomas J. Crane, Esq.


or such other address or number as shall be furnished in writing by either party to the other, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier, telex or mailed.


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        IN WITNESS WHEREOF, Employer has by its appropriate officer signed this
Agreement and Employee has signed this Agreement, on and as of the day and year first above written.

        EMPLOYER:                   SPACE APPLICATIONS CORPORATION,
                                            a California corporation

                                            By: /s/ KENNETH W. COLBAUGH
                                               ---------------------------------
                                                   Its: President


        EMPLOYEE:                              /s/ STANLEY Y.H. HEE
                                               ---------------------------------
                                               STANLEY Y.H. HEE


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